UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
January 31, 2008	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue

Denver, Colorado 80216

303/320-8800

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2008, Sport-Haley, Inc. (the “Company”) received a letter from the Nasdaq Stock Market, Inc. (“Nasdaq”), bearing the same date, which informed the Company that Nasdaq had approved the Company’s application to transfer the listing of its securities to The Nasdaq Capital Market.  Further, Nasdaq advised the Company in an email that the transfer would become effective on February 4, 2008.

As previously reported, on  November 13, 2007, the Company received a letter from Nasdaq notifying it of its position that it was not in compliance with the listing standards in order to continue the listing of its securities on The Nasdaq Global Market.  In response to Nasdaq’s November 13, 2007 letter, the Company applied to Nasdaq to transfer the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market.  In addition, on February 1, 2008, the Company issued a news release reporting the receipt of Nasdaq’s letter dated January 31, 2008 and the transfer of its listing to the Nasdaq Capital Market.  A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	News Release dated February 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: February 4, 2008	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer